UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2009
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4704 Harlan St., Suite 685, Denver, Colorado 80212
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

    On February 16, 2009, Vista International, Inc. signed a strategic alliance with Electric Power Equipment Company (EPECo). EPECo is a manufacturer of test equipment and custom switch gears. The formation of this alliance presents a unified electrical energy source, complete with substations, controls, and switchgears, for areas such as the military, government agencies, and waste management companies. EPECo along with Vista International Inc. affiliate Vista International Technologies, Inc. (VVIT.OB) will develop a complete mobile electric generating system that will generate electricity from waste without the use of fossil fuels.

    Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

    Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release regarding above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: February 24, 2009	By:	/s/ Barry J. Kemble
Barry J. Kemble, Chief Executive Officer

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